                             ULTRATECH STEPPER, INC.

                                  EXHIBIT 11.1

             STATEMENT OF COMPUTATION OF NET INCOME PER COMMON SHARE


Shares used in the net income per common share computation are the weighted average number of common shares outstanding plus dilutive common share equivalents.

Shares used in the per share computation are as follows:

                                                           Three Months Ended             Nine Months Ended
                                                       --------------------------    --------------------------
                                                        Sept., 30      Sept., 30      Sept., 30      Sept., 30
(in thousands, except per share amounts)                   1996           1995           1996           1995
---------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                 20,198         19,577         20,088         17,990

Common share equivalents from stock options granted
   (using the treasury stock method)                        1,006         1,778           1,223          1,767
                                                       ----------     ----------     ----------     ----------

Number of shares used in per share calculation             21,204         21,355         21,311         19,757
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Net income                                                 $8,835         $6,815        $26,752        $16,191
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Net income per share                                        $0.42          $0.32          $1.26          $0.82
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

* All share and per share data have been retroactively restated to reflect a two-for-one stock split distributed on May 10, 1995.


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